Exhibit 5.1

December 19, 2014

PEDEVCO CORP.
4125 Blackhawk Plaza Circle, Suite 201
Danville, California 94506

Re: Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as counsel for PEDEVCO Corp., a Texas corporation (the “Company”), in connection with the filing, with the Securities and Exchange Commission (the “Commission”), by the Company, of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended, relating to the resale from time to time by the selling stockholders identified in the prospectus constituting a part of the Registration Statement of up to (a) 3,323,734 common stock, par value $0.001 per share, of the Company (the “Common Stock” and the “Offering Shares”); and (b) 3,700,758 shares of Common Stock issuable upon exercise of Warrants for the purchase of Common Stock of the Company (the “Warrants” and the shares of Common Stock issuable upon exercise of such Warrants, the “Warrant Shares”, and the Warrant Shares together with the Offering Shares, collectively, the “Shares”). This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

In reaching the opinions set forth herein, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company and such statutes, regulations and other instruments as we deemed necessary or advisable for purposes of this opinion, including (i) the Company’s Certificate of Formation, as amended to date, (ii) the Company’s Bylaws, as amended, (iii) the Registration Statement, (iv) certain resolutions adopted by the Board of Directors of the Company, (v) the Warrants, (vi) the minutes and applicable agreements relating to the sale, issuance and grant, of the Offering Shares and Warrants; and (vii) such other certificates, instruments, and documents as we have considered necessary for purposes of this opinion letter.  We have also reviewed such matters of law as we considered necessary or appropriate as a basis for the opinion expressed below. As to any facts material to our opinions, we have made no independent investigation or verification of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

With your permission, we have made and relied upon the following assumptions, without any independent investigation or inquiry by us, and our opinion expressed below is subject to, and limited and qualified by the effect of, such assumptions:  (1) all corporate records furnished to us by the Company are accurate and complete; (2) the Registration Statement to be filed by the Company with the Commission will be identical to the form of the document that we have reviewed; (3) all statements as to factual matters that are contained in the Registration Statement (including the exhibits to the Registration Statement) are accurate and complete; (4) the Company will at all times remain duly organized, validly existing, and in good standing under the laws of the State of Texas; (5) the Company will at all times reserve a sufficient number of shares of its unissued common stock as is necessary to provide for the issuance of the Warrant Shares; and (6) in connection with each issuance of any Warrant Shares, the Company will duly execute and deliver a stock certificate evidencing the Warrant Shares or, with respect to any Warrants Shares issued on an uncertificated basis, the Company will comply with applicable laws regarding the documentation of uncertificated securities.

We have also assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authority of all persons signing all documents submitted to us on behalf of the parties to such documents, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic original documents of all documents submitted to us as copies, and (vi) that all information contained in all documents reviewed by us is true, correct and complete.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, and having due regard for the legal considerations we deem relevant, we are of the opinion that (i) upon issuance of the Warrant Shares in accordance with the terms of the Warrants (including, without limitation, the payment of the exercise price for the Warrant Shares), the Warrant Shares will be validly issued, fully paid and non-assessable; and (ii) the Offering Shares have been validly issued and such shares are fully paid and non-assessable.

This opinion is expressly limited in scope to the Shares enumerated herein which are to be expressly covered by the referenced Registration Statement. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, other than as expressly stated above with respect to the Shares.

We express no opinion as to the laws of any state or jurisdiction other than the laws governing corporations of the State of Texas (including applicable provisions of the Texas Constitution and reported judicial decisions interpreting such Law and such Constitution) and the federal laws of the United States of America. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction. We have made such examination of Texas law as we have deemed relevant for purposes of this opinion. We express no opinion as to any county, municipal, city, town or village ordinance, rule, regulation or administrative decision.

This opinion (i) is rendered in connection with the filing of the Registration Statement, (ii) is rendered as of the date hereof, and we undertake no, and hereby disclaim any kind of, obligation to advise you of any change or any new developments that might affect any matters or opinions set forth herein, and (iii) is limited to the matters stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein.

             We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely, /s/ The Loev Law Firm, PC The Loev Law Firm, PC